     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2001.


                                                     REGISTRATION NO. 333-55444.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2


                                       TO

                                    FORM S-1
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                             ---------------------

                          CROSSPOINT FOODS CORPORATION

             (Exact name of registrant as specified in its charter)

              DELAWARE                               5141                              84-1575984
    (State or other jurisdiction         (Primary Standard Industrial     (I.R.S. Employer Identification No.)
 of incorporation or organization)       Classification Code Number)


                                                                          MARK R. LARAMIE
               1050 SEVENTEENTH STREET                                1050 SEVENTEENTH STREET
                      SUITE 195                                              SUITE 195
                DENVER, COLORADO 80265                                 DENVER, COLORADO 80265
                    (720) 946-0700                                         (720) 946-0700
 (Address, including zip code, and telephone number,     (Name, address, including zip code, and telephone
                                                                              number,
    including area code, of registrant's principal           including area code, of agent for service)
                   executive offices)


                             ---------------------
                                   Copies to:

                ROBERT W. WALTER, ESQ.                                 THOMAS S. SMITH, ESQ.
               DOUGLAS K. PALMER, ESQ.                                 KEVIN J. KANOUFF, ESQ.
       BERLINER ZISSER WALTER & GALLEGOS, P.C.                          DORSEY & WHITNEY LLP
           1700 LINCOLN STREET, SUITE 4700                       370 SEVENTEENTH STREET, SUITE 4700
                DENVER, COLORADO 80203                                 DENVER, COLORADO 80202
              TELEPHONE: (303) 830-1700                              TELEPHONE: (303) 629-3400

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable following the date on which the Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
                                                                     PROPOSED
                                                                     MAXIMUM
                   TITLE OF EACH CLASS OF                       AGGREGATE OFFERING
                SECURITIES TO BE REGISTERED                        PRICE(1)(2)
------------------------------------------------------------------------------------
 Common Stock...............................................       $16,100,000
------------------------------------------------------------------------------------
 Representative's Warrants(3)...............................           $100
------------------------------------------------------------------------------------
 Common Stock underlying Representative's Warrants(4)(5)....        $3,465,000
------------------------------------------------------------------------------------
         Total..............................................       $19,565,100
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.


(2)A filing fee of $8,800 has been previously paid.



(3) To be issued to the representative of the underwriters.



(4) In accordance with Rule 416 under the Securities Act of 1933, as amended, a presently indeterminable number of shares of common stock are registered hereunder which may be issued in the event the provisions preventing dilution become operative, as provided in the representative's warrants. No additional registration fee has been paid for these shares of common stock.



(5) Issuable upon exercise of the representative's warrants for the purchase of common stock.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the approximate amount of fees and expenses, other than underwriting commissions and discounts, payable by the registrant in connection with the issuance and distribution of the registrant's common stock pursuant to the Prospectus contained in this Registration Statement. The registrant will pay all of these expenses.


                                                              APPROXIMATE
                                                                AMOUNT
                                                              -----------
SEC registration fee........................................  $    8,800
NASD filing fee.............................................       4,020
Nasdaq National Market listing fee..........................      53,750
Accountants' fees and expenses..............................     390,000
Legal fees and expenses.....................................     300,000
Non-accountable expense allowance...........................     350,000
Transfer agent and registrar fees and expenses..............       5,000
Printing and engraving......................................     300,000
Miscellaneous expenses......................................      13,430
                                                              ----------
          Total.............................................  $1,425,000
                                                              ==========


---------------
* To be supplied by amendment.

     All expenses other than the SEC registration fee, NASD filing fee and Nasdaq National Market listing fee are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The registrant's certificate of incorporation provides that the registrant shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the registrant shall not be obligated to indemnify any such person (1) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, without the registrant's prior written consent, or (2) for any amounts paid in settlement of an action indemnified against by the registrant without the prior written consent of the registrant. The registrant has entered into indemnity agreements with each of its directors. These agreements may require the registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' liability insurance.

     In addition, the registrant's certificate of incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (4) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances. The registrant has obtained directors' and officers' liability insurance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES


The following information reflects a one for 2.25 reverse stock split of the registrant's common stock effected in April 2001.



     (1) From August 13, 1999 until September 1, 1999, the registrant issued 4,444,445 shares of common stock to Messrs. Oblas, Diaz-Infante, Gonzalez, Derek Humphreys and Thomas Humphreys for cash in the total aggregate amount of $117,000. The registrant sold these shares in a transaction exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act ("Section 4(2)"), as a transaction not involving a public offering.



     (2) From September 1999 through June 2000, the registrant issued an aggregate of 190,667 shares of common stock to 22 investors for cash in the aggregate amount of $214,500 at a price of $1.125 per share. In addition, certain of these purchasers received warrants to purchase an aggregate of 64,444 shares of common stock exercisable at $1.125 per share. The registrant sold the shares of common stock in transactions exempt from registration under the Securities Act in reliance upon Section 4(2) and Rule 506 of Regulation D, as transactions not involving a public offering. Each of the purchasers of common stock represented in writing to the registrant that such purchaser was an accredited investor.



     (3) From March 2000 through December 2001, the registrant issued an aggregate of 1,296,889 shares of common stock to investors for cash in the aggregate amount of $2,940,500 at a price of $2.25 per share. In addition, certain of these purchasers received warrants to purchase an aggregate of 64,445 shares of common stock exercisable at $2.25 per share. The registrant sold the shares of common stock in transactions exempt from registration under the Securities Act in reliance upon Section 4(2), as transactions not involving a public offering.



     (4) In August of 2000, the registrant issued 44,444 shares common stock to an investor for $77,500. The registrant sold the shares of common stock in a transaction exempt from registration under the Securities Act in reliance upon
Section 4(2) and Rule 506 of Regulation D, as transactions not involving a public offering. The purchaser of common stock represented in writing to the registrant that such purchaser was an accredited investor.



     (5) From January 1, 2000 to December 31, 2000 the registrant issued 165,555 shares for services valued at $322,500.



     (6) In 2000 the registrant issued 287,778 shares in connection with the issuance of debt.



     (7) From March 1999 until March 2001, the registrant issued options to purchase an aggregate of 1,146,667 shares of common stock to officers, directors, employees (including persons who had accepted offers of employment) (collectively, "Employees"). The registrant issued these options pursuant to its 1999 Stock Incentive Plan (the "Stock Incentive Plan") in transactions exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act ("Rule 701"). In January 2001, the registrant issued options to purchase 40,000 shares of common stock to a partner of its securities counsel. Such issuance was made in reliance upon Section 4(2).



     (8) In January and February 2001, the registrant issued an aggregate of 173,333 shares of common stock to investors for cash in the aggregate amount of $390,000. The registrant sold the shares of common stock in transactions exempt from registration under the Securities Act in reliance upon Section 4(2) and Rule 506 of Regulation D, as transactions not involving a public offering. Each of the purchasers of common stock represented in writing to the registrant that such purchaser was an accredited investor.



     (9) From March 2001 until May 2001, the registrant issued 133,333 shares of common stock to a private bridge lender and a finder, 13,429 shares of common stock and 47,000 warrants to The Value Group LLC, an affiliate of two of our directors, and 288,889 warrants to 12 investors, of whom six are shareholders, in connection with extension of the due date of short term debt.


     In each of the foregoing instances, the recipients of the securities represented their intention to acquire the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the certificates issued in such transactions. No underwriters were involved in any of the transactions described above.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


 1.1*     Form of Underwriting Agreement.
 1.2*     Form of Selected Dealers Agreement.
 2.1*     Asset Purchase Agreement dated December 30, 1999 among
          Glacier Distribution Company, Inc., Jerry Schnell
          Distributors, Inc. and its principal stockholder, Jerry
          Schnell.
 2.2*     Stock Purchase Agreement, dated November 30, 2000 among
          Glacier Distribution Company, Inc., and the stockholders of
          The Miles Smith Family Corporation.
 2.3.1*   Stock Purchase Agreement, dated February 12, 2001 among
          Glacier Corporation and the stockholders of Rocky Mountain
          Fresh & Natural, Inc.
 2.3.2*   Purchase and Sale Agreement by and among Glacier Corporation and Barry Stolbof.
 2.3.3*   Purchase and Sale Agreement by and among Glacier Corporation and Jeffrey Greer.
 2.4*     Stock Purchase Agreement dated December 22, 2000 among
          Glacier Distribution Company, Inc. and the stockholder of
          Southwest Traders, Inc.
 2.5*     Asset Purchase Agreement dated February 12, 2001 among
          Glacier Corporation, DI Acquisition Corporation, and Damon
          Distributing Co.
 3.1.1*   Certificate of Incorporation.
 3.1.2*   Certificate of Amendment changing the name of the Company to
          CrossPoint Foods Corporation.
 3.1.3*   Certificate of Merger of Glacier Distribution Company and
          CrossPoint Foods Corporation filed May 14, 2001 with the
          Delaware Secretary of State.
 3.2*     Bylaws.
 4.1**    Specimen stock certificate representing shares of common
          stock of the registrant.
 4.2*     Form of warrant for the purchase of common stock to be
          issued to the representative upon the closing of this
          offering.
 5.1***   Opinion of Berliner Zisser Walter & Gallegos, P.C. regarding the legality of the securities being registered.
10.1**    Stock Incentive Plan, as amended and restated.
10.2*     Employee Stock Purchase Plan.
10.3*     Form of Indemnification Agreement for directors and
          executive officers of the registrant.
10.4*     Consulting Agreement effective September 1, 2000 between
          Glacier Distribution Company and Brian O'D. White.
10.5.1*   Employment and Noncompetition Agreement entered into as of
          February 1, 2001 between Glacier Corporation and Mark R.
          Laramie.
10.5.2*   Employment and Noncompetition Agreement entered into as of
          February 1, 2001 between Glacier Corporation and Brian O'D.
          White.
10.5.3*   Employment Agreement entered into as of February 22, 2001
          between Glacier Distribution Company, Inc. and Jeff
          Woodruff.
10.6*     Form of Stockholders' Agreement among Glacier Distribution
          Company, Joseph A. Oblas, Thomas B. Humphreys, Derek S.
          Humphreys, David Diaz-Infante, Peter C. Gonzalez and the
          stockholders of Glacier Distribution Company.
10.7*     Lease Agreement between Amstar Denver, Ltd. and Glacier
          Distribution Company.

10.8*     Lease Agreement between JJJ Properties, LLC and Glacier
          Distribution Company.
10.9*     Lease Agreement between Kniesel's Hi-Tech, Inc. and Glacier
          Distribution Company.
10.10*    Lease Agreement between Midwest Cold Storage L.L.C. and
          Glacier Distribution L.L.C.
10.11*    Lease Agreement between JB Company and Miles Smith Family
          Corporation.
10.12*    Lease Agreement between A&A Investment Company and Rocky
          Mountain Fresh and Natural, Inc.
10.13*    Lease Agreement between Crow Sparks Associates Two and Damon
          Distributing Co.
10.14*    Lease Agreement between Kenneth Smith and Southwest Traders,
          Incorporated.
10.15*    Lease Agreement between Diaz Industrial Partnership and
          Southwest Traders, Incorporated.
10.16*    Form of Lock-up Agreement between the stockholders of the
          registrant and Schneider Securities, Inc.
10.17*    Form of Escrow Agreement among the registrant, the founders of the registrant, Schneider Securities, Inc. and
          ComputerShare Trust Company, Inc.
10.18*    Settlement Agreement and Release between Glacier
          Distribution Co. LLC and USA Capital, LLC dated December 18,
          2000.
10.19*    Letter Agreement, dated May 3, 2001, by and between
          Ridgewood Group International, Ltd. and the Company.
10.20*    Letter Agreement, dated October 17, 2000, between The Value
          Group LLC and Glacier Distribution Co., Inc.
10.21*    Promissory Note dated March 1, 2001 from the Company to
          Regatta Capital, Ltd.
10.22*    Loan Agreement dated March 1, 2001 by and among the Company, the founders of the Company, the subsidiaries of the Company and Regatta Capital, Ltd.
10.23*    Proposal letter, dated May 11, 2001, from Well Fargo
          Business Credit, Inc. to the Company.
10.24**   Termination Agreement and Release between the Company and
          Joseph A. Oblas.
21.1*     Statement re subsidiaries of the registrant.
23.1***   Consent of Berliner Zisser Walter & Gallegos, P.C. (included in Exhibit 5.1).
23.2*     Consent of Kenneth C. Smith to be named as a director
          nominee.
23.3*     Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent
          Public Accountants.
24.1*     Power of Attorney. Reference is made to II-6.


---------------

  * Previously filed.

 ** Filed herewith.

*** To be filed by amendment.

     (b) Financial Statement Schedules.

        Report of Ehrhardt Keefe Steiner & Hottman PC, Independent Auditors

        Schedule II -- Valuation and Qualifying Accounts

        All other financial statement schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the related notes.

ITEM 17.  UNDERTAKINGS

     The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

          (2) That for purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To provide to the Underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (6) For purposes of determining any liability under the Securities Act, (a) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained ina form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (b) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on the 14th day of May, 2001.



                                          CROSSPOINT FOODS CORPORATION


                                          By:      /s/ MARK R. LARAMIE
                                            ------------------------------------

                                              Mark R. Laramie, Chief Executive
                                              Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph A. Oblas and Brian O'D. White, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement filed herewith and any and all amendments to said registration statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 14, 2001.

SIGNATURE                                                                  TITLE
---------                                                                  -----
                /s/ MARK R. LARAMIE                  Chief Executive Officer
---------------------------------------------------    (Principal Executive Officer)
                  Mark R. Laramie

               /s/ BRIAN O'D. WHITE                  Chief Financial Officer
---------------------------------------------------    (Principal Financial and Accounting Officer)
                 Brian O'D. White

             /s/ CARL R. VERTUCA, JR.                Chairman of the Board of Directors
---------------------------------------------------
               Carl R. Vertuca, Jr.

              /s/ THOMAS R. MODISETTE                Director
---------------------------------------------------
                Thomas R. Modisette

                /s/ JOHN T. SHEEHY                   Director
---------------------------------------------------
                  John T. Sheehy

                /s/ GRANT S. GORDON                  Director
---------------------------------------------------
                  Grant S. Gordon

             /s/ FREDERICK LAFONTAINE                Director
---------------------------------------------------
               Frederick LaFontaine

                /s/ MICHAEL E. HUSE                  Director
---------------------------------------------------
                  Michael E. Huse

                                 EXHIBIT INDEX


 1.1*     Form of Underwriting Agreement.
 1.2*     Form of Selected Dealers Agreement.
 2.1*     Asset Purchase Agreement dated December 30, 1999 among
          Glacier Distribution Company, Inc., Jerry Schnell
          Distributors, Inc. and its principal stockholder, Jerry
          Schnell.
 2.2*     Stock Purchase Agreement, dated November 30, 2000 among
          Glacier Distribution Company, Inc., and the stockholders of
          The Miles Smith Family Corporation.
 2.3.1*   Stock Purchase Agreement, dated February 12, 2001 among
          Glacier Corporation and the stockholders of Rocky Mountain
          Fresh & Natural, Inc.
 2.3.2*   Purchase and Sale Agreement by and among Glacier Corporation and Barry Stolbof.
 2.3.3*   Purchase and Sale Agreement by and among Glacier Corporation and Jeffrey Greer.
 2.4*     Stock Purchase Agreement dated December 22, 2000 among
          Glacier Distribution Company, Inc. and the stockholder of
          Southwest Traders, Inc.
 2.5*     Asset Purchase Agreement dated February 12, 2001 among
          Glacier Corporation, DI Acquisition Corporation, and Damon
          Distributing Co.
 3.1.1*   Certificate of Incorporation.
 3.1.2*   Certificate of Amendment changing the name of the Company to
          CrossPoint Foods Corporation.
 3.1.3*   Certificate of Merger of Glacier Distribution Company and
          CrossPoint Foods Corporation filed May 14, 2001 with the
          Delaware Secretary of State.
 3.2*     Bylaws.
 4.1**    Specimen stock certificate representing shares of common
          stock of the registrant.
 4.2*     Form of warrant for the purchase of common stock to be
          issued to the representative upon the closing of this
          offering.
 5.1***   Opinion of Berliner Zisser Walter & Gallegos, P.C. regarding the legality of the securities being registered.
10.1**    Stock Incentive Plan, as amended and restated.
10.2*     Employee Stock Purchase Plan.
10.3*     Form of Indemnification Agreement for directors and
          executive officers of the registrant.
10.4*     Consulting Agreement effective September 1, 2000 between
          Glacier Distribution Company and Brian O'D. White.
10.5.1*   Employment and Noncompetition Agreement entered into as of
          February 1, 2001 between Glacier Corporation and Mark R.
          Laramie.
10.5.2*   Employment and Noncompetition Agreement entered into as of
          February 1, 2001 between Glacier Corporation and Brian O'D.
          White.
10.5.3*   Employment Agreement entered into as of February 22, 2001
          between Glacier Distribution Company, Inc. and Jeff
          Woodruff.
10.6*     Form of Stockholders' Agreement among Glacier Distribution
          Company, Joseph A. Oblas, Thomas B. Humphreys, Derek S.
          Humphreys, David Diaz-Infante, Peter C. Gonzalez and the
          stockholders of Glacier Distribution Company.
10.7*     Lease Agreement between Amstar Denver, Ltd. and Glacier
          Distribution Company.
10.8*     Lease Agreement between JJJ Properties, LLC and Glacier
          Distribution Company.
10.9*     Lease Agreement between Kniesel's Hi-Tech, Inc. and Glacier
          Distribution Company.
10.10*    Lease Agreement between Midwest Cold Storage L.L.C. and
          Glacier Distribution L.L.C.

10.11*    Lease Agreement between JB Company and Miles Smith Family
          Corporation.
10.12*    Lease Agreement between A&A Investment Company and Rocky
          Mountain Fresh and Natural, Inc.
10.13*    Lease Agreement between Crow Sparks Associates Two and Damon
          Distributing Co.
10.14*    Lease Agreement between Kenneth Smith and Southwest Traders,
          Incorporated.
10.15*    Lease Agreement between Diaz Industrial Partnership and
          Southwest Traders, Incorporated.
10.16*    Form of Lock-up Agreement between the stockholders of the
          registrant and Schneider Securities, Inc.
10.17*    Form of Escrow Agreement among the registrant, the founders of the registrant, Schneider Securities, Inc. and
          ComputerShare Trust Company, Inc.
10.18*    Settlement Agreement and Release between Glacier
          Distribution Co. LLC and USA Capital, LLC dated December 18,
          2000.
10.19*    Letter Agreement, dated May 3, 2001, by and between
          Ridgewood Group International, Ltd. and the Company.
10.20*    Letter Agreement, dated October 17, 2000, between The Value
          Group LLC and Glacier Distribution Co., Inc.
10.21*    Promissory Note dated March 1, 2001 from the Company to
          Regatta Capital, Ltd.
10.22*    Loan Agreement dated March 1, 2001 by and among the Company, the founders of the Company, the subsidiaries of the Company and Regatta Capital, Ltd.
10.23*    Proposal letter, dated May 11, 2001, from Well Fargo
          Business Credit, Inc. to the Company.
10.24**   Termination Agreement and Release between the Company and
          Joseph A. Oblas.
21.1*     Statement re subsidiaries of the registrant.
23.1***   Consent of Berliner Zisser Walter & Gallegos, P.C. (included in Exhibit 5.1).
23.2*     Consent of Kenneth C. Smith to be named as a director
          nominee.
23.3*     Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent
          Public Accountants.
24.1*     Power of Attorney. Reference is made to II-6.


---------------


  *Previously filed.



 **Filed herewith.



***To be filed by amendment.